Exhibit 5.1

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

The Board of Directors

NexGen Energy Ltd.

We, KPMG LLP, consent to the use in this Registration Statement on Form F-10 (the “Registration Statement”) of

•

our Report of Independent Registered Public Accounting Firm dated March 3, 2020, on the consolidated financial statements of NexGen Energy Ltd., which comprise the consolidated statements of financial position as at December 31, 2019 and 2018, the related consolidated statements of loss (profit) and comprehensive loss (profit), changes in equity and cash flows for the years then ended, and the related notes;

which is incorporated by reference herein and to the reference to our firm under the heading “Auditors, Transfer Agent and Registrar” in the prospectus included as part of the Registration Statement.

Our report on the consolidated financial statements refers to changes in the accounting policy for leases in 2019 due to the adoption of IFRS 16, Leases.

Chartered Professional Accountants

February 25, 2021
Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.